UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 21, 2008

Xplore Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas 78728

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01               Entry into a Material Definitive Agreement

On October 21, 2008, pursuant to a note purchase agreement dated September 5, 2008, as amended (the “Note Purchase Agreement”), the Company, and its wholly owned subsidiary Xplore Technologies Corporation of America (“Subsidiary”, together with the Company, the “Borrowers”) issued secured subordinated promissory notes in the aggregate principal amount of $2,000,000 and issued warrants to purchase up to 16,666,667 shares of common stock of the Company at an exercise price of $0.12 per share to the purchasers listed on Schedule 2 to the Note Purchase Agreement.  In addition, on October 21, 2008 the Borrowers and all purchasers listed on Schedule 2 to the Note Purchase Agreement entered into an amendment to the Note Purchase Agreement reducing the exercise price of warrants previously granted on September 5, 2008 from $0.27 per share to $0.12 per share.  In connection with the amendment, the warrants previously issued to Phoenix Venture Fund, LLC (“Phoenix”) under the Note Purchase Agreement were amended and restated to reflect the new warrant exercise price of $0.12 per share, and as such, Phoenix may now purchase up to 8,333,333 shares of the Company’s common stock pursuant to the terms of the warrant instead of up to 3,703,704 shares as previously reported.

The secured subordinated promissory notes issued to the purchasers listed on Schedule 2 to the Note Purchase Agreement are due and payable in full on August 5, 2009 and bear interest at the rate of 10% per annum.  Interest on the notes may be paid in cash or, at the option of the Company, in shares of the Company’s common stock.  The notes are secured by all of the assets of the Borrowers and the right of repayment of principal and interest on the notes and the security interest granted by the Borrowers to the holders of the notes is subordinated to the rights and security interest of Silicon Valley Bank (“SVB”), the Company’s senior lender, in connection with the loan and security agreement between the Subsidiary and SVB dated as of September 15, 2005, as amended.

The warrants issued to Phoenix and the purchasers on Schedule 2 to the Note Purchase Agreement expire on September 5, 2011.  The warrants may be exercised in whole or in part prior to September 5, 2011, as follows: (i) twenty-five percent of the shares of common stock exercisable pursuant to the warrant will vest upon issuance of such warrant and are immediately exercisable; and (ii) seventy-five percent of the shares of common stock exercisable pursuant to such warrant will vest in equal periods every thirty days with the last period ending on August 5, 2009 and are immediately exercisable upon vesting, provided, however, that if all obligations due under the note purchased by such holder are satisfied in full prior to August 5, 2009, such warrant will cease vesting as of the date that all such obligations were satisfied.

The above description of the Note Purchase Agreement is qualified in its entirety by reference to the terms of the Note Purchase Agreement attached as Exhibit 10.1, to the Form 8-K filed with the SEC on September 11, 2008, and to the amended Schedule 2 to the Note Purchase Agreement attached hereto as Exhibit 10.1.  The amendment to the Note Purchase Agreement is qualified in its entirety by reference to the terms of the side letter attached hereto as Exhibit 10.2.

Philip S. Sassower and Andrea Goren, are members of the Company’s Board of Directors, are co-managers of Phoenix. After giving effect to the transactions contemplated in the Note Purchase Agreement, Phoenix beneficially owns approximately 28% of the Company’s voting stock.  In additional, Philip S. Sassower individually, or through entities he controls, beneficially owns approximately 15% of the Company’s voting stock.

ITEM 2.03               Creation of a Direct Financial Obligation

Reference is hereby made to the description of the notes in Item 1.01 hereof which is incorporated by reference herein.

ITEM 3.02               Unregistered Sales of Equity Securities

(a)  Date of sale and the title and amount of securities sold

Reference is hereby made to the description of the warrants in Item 1.01 hereof which is incorporated by reference herein.

(b)  Consideration

The issuance of the warrants was required in connection with the issuance and sale of the notes pursuant to the terms of the Note Purchase Agreement.

(c)  Exemption from Registration Claimed

The Company issued and sold the warrants in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”). Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act or pursuant to an exemption thereunder.

(d)  Terms of Exercise

Reference is hereby made to the description of the warrants in Item 1.01 hereof, which is incorporated by reference herein.

ITEM 9.01               Financial Statements and Exhibits

(d)         Exhibits

Exhibit 10.1	Amended Schedule 2 to the Note Purchase Agreement

Exhibit 10.2	Side Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 27, 2008	Xplore Technologies Corp.
(Registrant)

	By:	/s/Michael J. Rapisand
Michael J. Rapisand
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Amended Schedule 2 to the Note Purchase Agreement

Exhibit 10.2	Side Letter